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                                                                    EXHIBIT 11.1


                        COMPUTATION OF EARNINGS PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   THREE MONTHS ENDED
                                                              ----------------------------
                                                              NOVEMBER 29,    NOVEMBER 30,
                                                                  1997            1996
PRIMARY:
  Weighted average common shares outstanding                      5,069           5,615
  Weighted average common equivalent shares outstanding             131             131
  Total                                                           5,200           5,746

  Income from continuing operations                             $ 1,845         $ 1,902
  Discontinued operations                                          --              (462)
  Net income                                                    $ 1,845         $ 1,440
Per share amounts:
  Income from continuing operations                             $  0.35         $  0.33
  Discontinued operations                                          --           $ (0.08)
  Net income                                                    $  0.35         $  0.35

FULLY DILUTED:
  Weighted average common shares outstanding                      5,069           5,615
  Weighted average common equivalent shares outstanding             131             131
  Total                                                           5,200           5,746

  Income from continuing operations                             $ 1,845         $ 1,902
  Discontinued operations                                          --              (462)
  Net income                                                    $ 1,845         $ 1,440
Per share amounts:
  Income from continuing operations                             $  0.35         $  0.33
  Discontinued operations                                          --           $ (0.08)
  Net income                                                    $  0.35         $  0.35
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